Exhibit 2.1

STATE OF NEVADA
ROSS MILLER Secretary of State		SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

SNELL & WILMER	August 21, 2007
3883 HOWARD HUGHES PKWY #1100
LAS VEGAS, NV 89169

Job Number: C20070821-0148
Job Contents:   NV Corp Copy Request Cover Letter(s): 1
Special Handling Instructions:
FED EX # 7925 4429 2661
8/21 GR
SNELL & WILMER
3883 HOWARD HUGHES PKWY #1100
LAS VEGAS, NV 89169

STATE OF NEVADA
ROSS MILLER Secretary of State		SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE
Job Receipt
August 21, 2007

Job Number: C20070821-0148
Account Number: 750805
Charges

	Document	Filing
Description	Number	Date/Time	Qty	Price	Amount
Entity Copies	00001486862-15		7	$2.00	$14.00
24-HR Copy Expedite	00001486862-15		1	$75.00	$75.00
Total					$89.00
Payments

Type	Description	Amount
Billed	750805	$89.00
Total		$89.00
Job Balance: $0.00
Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

STATE OF NEVADA
ROSS MILLER Secretary of State		SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE
Copy Request
August 21, 2007

Job Number:	C20070821-0148
Reference Number:	00001486862-15
Expedite:
Through Date:

Document Number(s)	Description	Number of Pages
20060211493-68	Merge In	7 Pages/1 Copies

Respectfully,
/s/ ROSS MILLER
ROSS MILLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Filed in the office of	Document Number 20060211493-68
Dean Heller Secretary of State State of Nevada	Filing Date and Time 04/03/2006 5:00 PM
Entity Number C17786-2004

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

ABOVE SPACE IS FOR OFFICE USE ONLY
(Pursuant to Nevada Revised Statutes Chapter 92A)
(excluding 92A.200(4b))
1)	Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 8 1/2 ” x 11” blank sheet containing the required Information for each additional entity.

Solar Enertech Corp.

Name of merging entity

Colorado	Corporation

Jurisdiction	Entity type*

Name of merging entity

Jurisdiction	Entity type*

Name of merging entity

Jurisdiction	Entity type*

Name of merging entity

Jurisdiction	Entity type*

and,

Safer Residence Corporation

Name of surviving entity

Nevada	Corporation

Jurisdiction	Entity type*

*	Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.
Filing Fee: $350.00

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM Merger Illegible Revised on: Illegible

DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

ABOVE SPACE IS FOR OFFICE USE ONLY
2)	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (If a foreign entity is the survivor in the merger — NRS 92A.1 90):

Attn:

c/o:

3)	(Choose one)
☑ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☐ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)
4)	Owner’s approval (NRS 92A.200) (options a, b, or c must be used, as applicable, for each entity) (If there are more than four merging entities, check box ☐ and attach an 8 1/2 ” x 11” blank sheet containing the required information for each additional entity):
(a)	Owner’s approval was not required from

Solar Enertech Corp.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or,

Safer Residence Corporation

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM Merger Illegible Revised on: Illegible

DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

ABOVE SPACE IS FOR OFFICE USE ONLY
(b)	The plan was approved by the required consent of the owners of *:

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or,

Name of surviving entity, if applicable

*	Unless otherwise provided in the certificate of trust or governing Instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constitment entity in the merger.

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM Merger Illegible Revised on: Illegible

DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 4

ABOVE SPACE IS FOR OFFICE USE ONLY
(c)	Approval of plan of merger for Nevada non-profit corporation (NRS 92A.180):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, If applicable

Name of merging entity, If applicable

Name of merging entity, If applicable

Name of merging entity, If applicable

and, or,

Name of surviving entity, If applicable

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM Merger Illegible
Revised on: Illegible

DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 5

ABOVE SPACE IS FOR OFFICE USE ONLY
5)	Amendments, If any, to the articles of certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

Article 1

The name of the corporation is Solar Enertech Corp.

6)	Location of Plan of Merger (check a or b):

☑ (a) The entire plan of merger is attached:

or,

☐
(b)   The entier plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7)	Effective date (optional)**:

*	Amended and retained articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them “Restated” or “Amended and Restated,” accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent — Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

**	A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 80 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM Merger Illegible
Revised on: Illegible

DEAN HELLER Secretary of State 204 North Carson Street, Suit 1 Carson City, Nevada 89701-4299 (775) 684-5708 Website: secretaryofstate.biz

Articles of Merger (PURSUANT TO NRS 92A.illegible) Page 6
ABOVE SPACE IS FOR OFFICE USE ONLY
8)	Signatures– Must be signed by: An officer of each Nevada corporation. All general partners of each Nevada limited partnership; all general partner of each Nevada limited partnership; a manager of each Nevada limited partnership; a manager of each Nevada limited-liability company with managers or all the members if there are no managers; a Trustee of each Nevada business trust (NRS 92A.illegible)*

(If there are more than four merging entities, check box and attach 8 1/2” x 11” blank sheet containing the required information for each additional entity.):

Solar Enertech Corp.
Name of merging entity

/s/ (Illegible)	President	03-27-06
Signature	Title	Date

Name of merging entity

Signature	Title	Date

Name of merging entity

Signature	Title	Date

Name of merging entity

Signature	Title	Date

Safer Residence Corporation
Name of surviving entity

/s/ (Illegible)	President	03-27-06
Signature	Title	Date

*	The articles of merger must be signed by each foreign consultant entity in the merger provided by the law governing it (NRS 92A.illegible). Additional signature blocks may be added to this page or on an attachment, as needed.
IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM Merger Illegible Revised on: Illegible

PLAN OF MERGER

(a)	CONSTITUENT CORPORATIONS:	Safer Residence Corporation (A Nevada corporation)

Solar Enertech Corp. (A Colorado corporation)

Safer Residence Corporation. (“SRC”) has only one class of stock outstanding, that being common stock. SRC has 72,700,012 shares of common stock outstanding, with each share entitled to one vote.

Solar Enertech Corp. (“SEC”) has only one class of stock outstanding, that being common stock. SEC has 100 shares of common stock issued and outstanding, with each share entitled to one vote. SRC owns all of the issued and outstanding shares of SEC.

(b)	SURVIVING CORPORATION:	Safer Residence Corporation (A Nevada corporation)

(c)	Effective as of the date of the merger, (i) all shares of SEC shall be cancelled, (ii) all assets of SEC shall become assets of SRC, (iii) all liabilities of SEC shall be assumed by SRC, (iv) SEC shall cease to exist and (v) SRC’s name will be changed to: Solar Enertech Corp.

(d)	SEC agrees that it may be served with process in Colorado, by registered or certified mail (return receipt requested) in any proceeding for enforcement of any obligation of SEC in Colorado, as well as for the enforcement of any obligation of SEC arising from the merger, including any suit or other proceeding to enforce the rights of any stockholders as determined in appraisal proceedings pursuant to Sections 7-113-101 through 7-113-302 of the Colorado Business Corporation Act.
Solar Enertech Plan of Merger 3-24-06